                                                                      EXHIBIT 23


                 Consent of Independent Chartered Accountants


We hereby consent to the inclusion in The WideCom Group Inc. Annual Report on Form 10-K for the year ended March 31, 1997, of our auditors' report dated July 4, 1997, and to the references to us in such Form 10-K.




/s/ BDO DUNWOODY
----------------
    Chartered Accountants
    (Internationally BDO Binder)

Toronto, Ontario
July 4, 1997